                                   CREDIT AGREEMENT


                                       BETWEEN


                              PHYSIO-CONTROL CORPORATION


                                         AND


                BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                                       AS AGENT


                                         AND


                BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                                         AND


                                  MELLON BANK, N.A.


                                       AS BANKS


                                  DATED JUNE 3, 1997

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                                  TABLE OF CONTENTS

            ARTICLE 1
            DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1  ADJUSTED LIBOR RATE . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2  ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3  AGENT'S RELATED PARTIES . . . . . . . . . . . . . . . . . . . . . .  1
    1.4  ASSESSMENT RATE . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.5  AVAILABLE AMOUNT. . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.6  BASE RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.7  BASE RATE ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.8  BASE RATE MARGIN. . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.9  BUSINESS DAY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.10 COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.11 COMMENCEMENT DATE . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.12 CREDIT LIMIT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.13 DEBT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.14 DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.15 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.16 EXCHANGE RATE . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.17 FED FUNDS RATE. . . . . . . . . . . . . . . . . . . . . . . . . . .  2
    1.18 FEE MARGIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.19 FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . . . . . .  3
    1.20 FIXED RATE MARGIN . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.21 GUARANTOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.22 HAZARDOUS SUBSTANCES. . . . . . . . . . . . . . . . . . . . . . . .  3
    1.23 INTEREST PAYMENT DATES. . . . . . . . . . . . . . . . . . . . . . .  3
    1.24 INTEREST PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.25 ISSUANCE FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.26 L/C AGREEMENT(S). . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.27 LETTER(S) OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.28 LIBOR RATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
    1.29 LIBOR RATE ADVANCES . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.30 LOAN DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.31 LONDON BANKING DAY. . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.32 MAJORITY BANKS. . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.33 MARGIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.34 MATERIAL SUBSIDIARY . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.35 MULTICURRENCY ADVANCES. . . . . . . . . . . . . . . . . . . . . . .  4
    1.36 MULTICURRENCY RATE. . . . . . . . . . . . . . . . . . . . . . . . .  4
    1.37 OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.38 PERSON. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.39 PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.40 PRO RATA SHARE(S) . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.41 QUOTED RATE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.42 REAL PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.43 REFERENCE RATE. . . . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.44 RESERVE ADJUSTMENT. . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.45 REVOLVING LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.46 SUBORDINATED DEBT . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.47 SWING LINE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.48 SWING LINE ADVANCES . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.49 TANGIBLE NET WORTH. . . . . . . . . . . . . . . . . . . . . . . . .  6
    1.50 TERMINATION DATE. . . . . . . . . . . . . . . . . . . . . . . . . .  6

               ARTICLE 2
            REVOLVING LOAN . . . . . . . . . . . . . . . . . . . . . . . . .  6
    2.1  REVOLVING LOAN FACILITY . . . . . . . . . . . . . . . . . . . . . .  6
    2.2  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
    2.3  PROCEDURE FOR BASE RATE ADVANCES. . . . . . . . . . . . . . . . . .  7
    2.4  PROCEDURE FOR LIBOR RATE ADVANCES . . . . . . . . . . . . . . . . .  7

    2.5  PROCEDURE FOR MULTICURRENCY ADVANCES. . . . . . . . . . . . . . . .  7
    2.6  BANK FUNDING. . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    2.7  COMMITMENT FEES . . . . . . . . . . . . . . . . . . . . . . . . . .  8

                ARTICLE 3
            LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . .  8
    3.1  ISSUANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.2  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
    3.3  YIELD INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . .  9

            ARTICLE 4
            SWING LINE . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
    4.1  DESCRIPTION OF FACILITY . . . . . . . . . . . . . . . . . . . . . .  9
    4.2  PROCEDURE FOR SWING LINE ADVANCES . . . . . . . . . . . . . . . . .  9

                ARTICLE 5
            RISK PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . .  9

                 ARTICLE 6
            COLLATERAL SECURITY. . . . . . . . . . . . . . . . . . . . . . . 10
    6.1  COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    6.2  COLLATERAL AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 10
    6.3  FINANCING STATEMENTS AND OTHER DOCUMENTS. . . . . . . . . . . . . . 10
    6.4  COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
    6.5  AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT . . . . . . . . . . . . . . 10
    6.6  NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . . . . . . . . . 10

            ARTICLE 7
            GUARANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

                  ARTICLE 8
            INTEREST RATE OPTIONS. . . . . . . . . . . . . . . . . . . . . . 11
    8.1  INTEREST RATES AND PAYMENT DATE . . . . . . . . . . . . . . . . . . 11
    8.2  OPTION RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . . . 11
    8.3  PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    8.4  REVERSION TO BASE RATE. . . . . . . . . . . . . . . . . . . . . . . 11
    8.5  INABILITY TO PARTICIPATE IN MARKET. . . . . . . . . . . . . . . . . 11
    8.6  COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
    8.7  BASIS OF QUOTES . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                  ARTICLE 9
            CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . . 12
    9.1  AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.2  DOCUMENTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.3  REFINANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.4  LEGAL OPINION . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.5  GUARANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.6  PROOF OF INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . 12
    9.7  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . 12
    9.8  MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . . . . 12
    9.9  COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                             -i-

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                     ARTICLE 10
            REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 13
    10.1  EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.2  ENFORCEABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.3  NO LEGAL BAR . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.4  LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . . 13
    10.5  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.6  PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.7  EMPLOYEE BENEFIT PLAN. . . . . . . . . . . . . . . . . . . . . . . 13
    10.8  MISREPRESENTATIONS . . . . . . . . . . . . . . . . . . . . . . . . 13
    10.9  NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    10.10 NO BURDENSOME RESTRICTIONS . . . . . . . . . . . . . . . . . . . . 14
    10.11 HAZARDOUS SUBSTANCES . . . . . . . . . . . . . . . . . . . . . . . 14
    10.12 MATERIAL SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . 14
    10.13 MARGIN STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
    10.14 MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . . 14

                 ARTICLE 11
            AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 14
    11.1  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . 14
    11.2  FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . . . . . . . . . . 14
    11.3  TANGIBLE NET WORTH . . . . . . . . . . . . . . . . . . . . . . . . 14
    11.4  DEBT RATIO . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
    11.5  FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . . 15
    11.6  MAINTENANCE OF EXISTENCE . . . . . . . . . . . . . . . . . . . . . 15
    11.7  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . 16
    11.8  ACCESS TO PREMISES AND RECORDS . . . . . . . . . . . . . . . . . . 16
    11.9  NOTICE OF EVENTS . . . . . . . . . . . . . . . . . . . . . . . . . 16
    11.10 PAYMENT OF DEBTS AND TAXES . . . . . . . . . . . . . . . . . . . . 16
    11.11 FDA CONSENT DECREE . . . . . . . . . . . . . . . . . . . . . . . . 16
    11.12 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
    11.13 HAZARDOUS SUBSTANCES . . . . . . . . . . . . . . . . . . . . . . . 17
    11.14 COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . 17

                ARTICLE 12
            NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 17
    12.1  DEBT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
    12.2  LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . . 18
    12.3  DISPOSITION OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . 18
    12.4  MERGERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.5  CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.6  WAGE AND HOUR LAWS . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.7  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.8  DISSOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.9  BUSINESS ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . . . 18
    12.10 DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
    12.11 PERMISSIBLE LOANS AND INVESTMENTS. . . . . . . . . . . . . . . . . 19

           ARTICLE 13
            AGENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    13.1  APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
    13.2  SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    13.3  DUTIES OF AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 19
    13.4  DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . . . . 20
    13.5  EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . 20
    13.6  RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . . 20
    13.7  INSTRUCTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
    13.8  NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 20
    13.9  REPRESENTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 21
    13.10 INDEPENDENT CREDIT REVIEW. . . . . . . . . . . . . . . . . . . . . 21
    13.11 INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    13.12 INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
    13.13 SEPARATION OF CAPACITIES . . . . . . . . . . . . . . . . . . . . . 21


                      ARTICLE 14
            EVENTS AND CONSEQUENCES OF DEFAULT . . . . . . . . . . . . . . . 22
    14.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 22
    14.2  REMEDIES UPON DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 23
    14.3  DEFAULT INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . 24

              ARTICLE 15
            MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 24
    15.1  MANNER OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . 24
    15.2  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
    15.3  DOCUMENTATION AND ADMINISTRATION EXPENSES. . . . . . . . . . . . . 25
    15.4  COLLECTION EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . 26
    15.5  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    15.6  ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    15.7  MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
    15.8  AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    15.9  CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
    15.10 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 27


EXHIBITS:

Exhibit 1 -- Prepayment Fee Exhibit
Exhibit 2 -- Borrowing Notice
Exhibit 3 -- Form of Participation Certificate
Exhibit 4 -- Form of Guarantor CFO Certificate
Exhibit 5 -- Form of Subsidiary's Certificate
Schedule 10.5 - List of Pending Litigation
Schedule 10.12 - List of Material Subsidiaries
Schedule 12.1(b) - Disclosure List of Existing Debt
Schedule 12.2(a) - Disclosure List of Existing Liens

                                   CREDIT AGREEMENT


    THIS CREDIT AGREEMENT ("Agreement") is made between Physio-Control Corporation, a Delaware corporation ("Borrower"), and Bank of America National Trust and Savings Association, doing business as Seafirst Bank, a national banking association, as agent ("Agent"), and the following financial institutions that are individually called a "Bank" and collectively called the "Banks," including their respective successors and/or assigns: Bank of America National Trust and Savings Association, doing business as Seafirst Bank (in its capacity as a Bank, "Seafirst"), and Mellon Bank, N.A. ("Mellon"). For mutual consideration, the parties agree as follows:

                                      ARTICLE 1
                                     DEFINITIONS

    All terms defined below shall have the meaning indicated. All references in this Agreement to:

         (a)  "dollars" or "$" shall mean U.S. dollars;

         (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated;

         (c) all interest and fees payable on a per annum basis with regard to this Agreement shall be calculated on the basis of the actual number of days elapsed over a year of 360 days, unless otherwise specified;

         (d) terms defined in the Washington version of the Uniform Commercial Code, R.C.W. Section 62A.9-101, ET SEQ. ("UCC"), and not otherwise defined in this Agreement, shall have the meaning given in the UCC; and

         (e) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

    1.1 ADJUSTED LIBOR RATE shall mean for any day that per annum rate equal to the sum of (a) the Fixed Rate Margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

    1.2 ADVANCES shall mean Base Rate Advances, LIBOR Rate Advances, Swing Line Advances, and Multicurrency Advances. No Advance shall constitute a "payment order" under R.C.W. Section 62A.4A-103.

    1.3 AGENT'S RELATED PARTIES shall mean Agent, its affiliates, and all officers, directors and employees of Agent and such affiliates.

    1.4 ASSESSMENT RATE shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Agent shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

    1.5 AVAILABLE AMOUNT shall mean at any time the amount of the Credit Limit, minus the unpaid principal balance of the Revolving Loan, minus the aggregate outstanding principal amount of all Letters of Credit, minus the sum of the U.S. dollar equivalent of the outstanding balance of all Multicurrency Advances, based on the Exchange Rate for each such Advance.

    1.6 BASE RATE shall mean (a) the greater of the Reference Rate or the Fed Funds Rate, plus (b) the Base Rate Margin.

    1.7 BASE RATE ADVANCES shall mean those portions of principal of the Revolving Loan accruing interest at the Base Rate.

    1.8  BASE RATE MARGIN shall have the meaning given in Section 1.33.

    1.9 BUSINESS DAY shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, or Pittsburgh, Pennsylvania, are authorized or required by law to close.

    1.10 COLLATERAL shall have the meaning given in Section 6.1.

    1.11 COMMENCEMENT DATE shall mean the first day of any Interest Period as requested by Borrower.

    1.12 CREDIT LIMIT shall mean $25,000,000.

    1.13 DEBT shall mean all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Guarantor, together with, regardless of whether such items would otherwise not be shown on the liability side of a balance sheet:

         (a) all obligations guaranteed or assumed by Guarantor or any subsidiary, directly or indirectly in any manner, or endorsed (other than for collection and deposit in the ordinary course of business) or discounted by Guarantor or any subsidiary with recourse, including all indebtedness guaranteed by Guarantor or any subsidiary through any agreement, contingent or otherwise;

         (b) all obligations for the payment of money or other property pursuant to capital leases under which Guarantor or any of its subsidiaries is leasing real or personal property; and

         (c) all obligations of any partnership or joint venture of which Guarantor or any of its subsidiaries is a member, if Guarantor or any such subsidiary is legally liable for such obligations.

    1.14 DEFAULT shall have the meaning given in Section 14.1.

    1.15 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

    1.16 EXCHANGE RATE shall mean the rate of exchange actually obtained by Agent for a given currency in funding a Multicurrency Advance in such currency.

    1.17 FED FUNDS RATE shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of San Francisco or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent; plus (b) 0.5%.

    1.18 FEE MARGIN shall have the meaning given in Section 1.33.

    1.19 FIXED CHARGE COVERAGE RATIO shall mean, as to Guarantor on a consolidated basis, the ratio of:

         (a) earnings before interest expense, taxes, depreciation, and amortization, minus capital expenditures (excluding, through fiscal quarter ending September 30, 1997, $4,900,000 in capital expenditures consisting of soft costs of a major computer system upgrade carried out in 1996); to

         (b) (i) interest expense, plus (ii) the current portion of long-term Debt (excluding the Obligations), plus (iii) 20% of the outstanding principal amount of all Obligations.

    1.20 FIXED RATE MARGIN shall have the meaning given in Section 1.33.

    1.21 GUARANTOR shall mean Physio-Control International Corporation, a Washington corporation.

    1.22 HAZARDOUS SUBSTANCES shall mean any substance or material defined or designated as hazardous or toxic wastes, a hazardous or toxic material, a hazardous, toxic, or radioactive substance, or other similar term by any applicable federal, state, or local statute, regulation, or ordinance now or hereafter in effect.

    1.23 INTEREST PAYMENT DATES shall mean (a) for Multicurrency Advances, the last day of its Interest Period; (b) for Base Rate Advances, the last Business Day of each month; (c) for LIBOR Rate Advances, the last day of each Interest Period (PROVIDED, that if the Interest Period is longer than three months, the end of the third month of the Interest Period shall also be an Interest Payment Date); and (d) in each case, upon maturity, including upon maturity by acceleration.

    1.24 INTEREST PERIOD shall mean the period commencing on the date of any Advance, or Multicurrency Advance, or of any conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower. Interest Periods for Multicurrency Advances may be one week or one, two, three, or six months, and Interest Periods for LIBOR Rate Advances shall be subject to the restrictions of Section 8.2. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day, unless the next succeeding Business Day falls in the next month, in which case the Interest Period shall be shortened to the preceding Business Day.

    1.25 ISSUANCE FEE shall have the meaning assigned to it in Section 3.2.

    1.26 L/C AGREEMENT(S) shall have the meaning assigned to it in Article 3.

    1.27 LETTER(S) OF CREDIT shall have the meaning assigned to it in Article
3.

    1.28 LIBOR RATE shall mean for any Interest Period that per annum rate equal to the arithmetic mean (rounded to the nearest hundred-thousandth of a percentage point) of the offered rates for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page on such service as may replace said page or, if none, on such other available service which displays two or more London interbank offered rates of major banks for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

    1.29 LIBOR RATE ADVANCES shall mean those portions of principal of the Revolving Loan accruing interest at the Adjusted LIBOR Rate.

    1.30 LOAN DOCUMENTS shall mean collectively this Agreement, the L/C Agreements, each guaranty of the Obligations, and all other security agreements, documents, instruments, and other agreements now or later executed in connection with this Agreement.

    1.31 LONDON BANKING DAY shall mean any Business Day other than a day on which commercial banks in London, England, are authorized or required by law to close.

    1.32 MAJORITY BANKS shall mean Banks holding 67% of the Pro Rata Shares.

    1.33 MARGIN shall mean (a) as to Base Rate Advances the "Base Rate Margin" as determined by the following chart; (b) as to LIBOR Rate Advances, Swing Line Advances, Multicurrency Advances, and the calculation of Letter of Credit Issuance Fees, the "Fixed Rate Margin" as determined by the following chart; and (c) as to the calculation of the commitment fee under Section 2.7, the "Fee Margin" as determined by the following chart:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
      Fixed Charge           Base Rate Margin     Fixed Rate Margin   Fee Margin
    Coverage Ratio*
--------------------------------------------------------------------------------
GREATER THAN
OR EQUAL TO   2.75 to 1            -0-                  0.50%           0.125%
--------------------------------------------------------------------------------
GREATER THAN
OR EQUAL TO   2.50 to 1            -0-                  0.625%          0.125%
--------------------------------------------------------------------------------
GREATER THAN
OR EQUAL TO   2.25 to 1            -0-                  0.75%           0.125%
--------------------------------------------------------------------------------
GREATER THAN
OR EQUAL TO   2.00 to 1            -0-                  1.0%            0.125%
--------------------------------------------------------------------------------
GREATER THAN
OR EQUAL TO   1.75 to 1            -0-                  2.00%           0.25%
--------------------------------------------------------------------------------
LESS THAN     1.75 to 1           2.0%                  3.00%           0.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

* AS DETERMINED BASED ON THE MOST RECENTLY DELIVERED QUARTERLY CONSOLIDATED FINANCIAL STATEMENT OF GUARANTOR.

Upon receipt of a quarterly financial statement showing a decrease or increase in Fixed Charge Coverage Ratio which places Borrower in a new pricing category, all Advances, commitment fees, and Letter of Credit issuance fees shall begin being calculated at the higher or lower margin, as the case may be, for the period beginning on the date 30 days after the end of the quarter reported on in such statement.

    1.34 MATERIAL SUBSIDIARY shall mean Physio-Control Manufacturing Corporation, and each other direct or indirect subsidiary of Guarantor which has assets in excess of 10% of Guarantor's total consolidated assets, or annual net income in excess of 10% of Guarantor's consolidated annual net income.

    1.35 MULTICURRENCY ADVANCES shall have the meaning given in Subsection
2.5.

    1.36 MULTICURRENCY RATE shall mean for each Multicurrency Advance (i) the per annum rate for the currency advanced, calculated on the basis of actual number of days elapsed over a year of 365/366 days as to Canadian Dollars and British Pounds Sterling, and on the basis of actual number of days elapsed over a year of 360 days as to all other currencies, determined by Agent to be the applicable borrowing rate for such currency in an amount and for the Interest Period of the Multicurrency Advance requested, as determined between 6:30 a.m. and 7:00 a.m., Seattle time, on the day which is (a) two Business Days prior to the date of such Advance as to all currencies other than Canadian Dollars, and (b) one Business Day prior to the date of such Advance as to Canadian Dollars; which rate shall be a rate within 0.125% of the index rate appearing on the display designated as "Page 3740" and "Page 3750" on the Telerate Service for such currency between 6:30 a.m. and 7:00 a.m., Seattle time, on the same date; plus (ii) the Fixed Rate Margin.

    1.37 OBLIGATIONS shall mean Borrower's obligation to repay all Advances, with interest, the L/C Agreements, Borrower's obligation to reimburse Banks for all amounts drawn under the Letters of Credit, and all fees, costs, expenses, and indemnifications due to Agent and/or Banks under this Agreement.

    1.38 PERSON shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

    1.39 PLAN shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

    1.40 PRO RATA SHARE(S) shall mean 50% as to Seafirst and 50% as to Mellon; or if any assignments are made by a Bank pursuant to Section 15.6, then such different percentages resulting from any such assignment; PROVIDED that, (1) after the occurrence and during the continuance of a Default, and
(2) with regard to Sections 1.32, 6.2, 13.7, 13.12, and 14.2:

-   Mellon's Pro Rata Share shall be the percentage arrived at by dividing:

         (a) the sum of (i) 50% of the sum of all outstanding Base Rate Advances, LIBOR Rate Advances, and Multicurrency Advances (based on U.S. Dollar equivalent determined as of the date of Advance) plus (ii) 50% of the sum of the combined face amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed Letter of Credit draws, to

         (b) the combined outstanding principal balance of all Obligations (including issued but undrawn Letters of Credit); and

-   Seafirst's Pro Rata Share shall be 100% minus Mellon's Pro Rata Share.

    1.41 QUOTED RATE shall mean that per annum fixed rate quoted by Seafirst and accepted by Borrower as the applicable rate for a Swing Line Advance commencing on the date of advance and continuing until the next Business Day, plus an interest rate spread equal to the Fixed Rate Margin.

    1.42 REAL PROPERTY shall mean any real property owned or leased by Borrower or any of its subsidiaries ("Subject Property"), or any adjacent real property affected by any Hazardous Substances stored or used in, on, under, over, or about any such Subject Property.

    1.43 REFERENCE RATE shall mean the rate of interest publicly announced from time to time by Agent in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Agent may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

    1.44 RESERVE ADJUSTMENT shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

    1.45 REVOLVING LOAN shall have the meaning given in Section 2.1.

    1.46 SUBORDINATED DEBT shall mean consolidated Debt of Guarantor to third parties, the repayment of which is subordinated to Banks, in form satisfactory to Banks.

    1.47 SWING LINE shall have the meaning given in Section 4.1.

    1.48 SWING LINE ADVANCES shall mean the disbursement of loan proceeds under the Swing Line.

    1.49 TANGIBLE NET WORTH shall mean the excess of total consolidated assets over total consolidated liabilities, excluding, however, from the determination of total assets (a) all assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges, including unamortized debt discount and research and development costs), (b) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (c) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence, or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with Guarantor's business, and (d) any revaluation or other write-up in book value of assets subsequent to the fiscal year of Guarantor last ended at the date Tangible Net Worth is being measured.

    1.50 TERMINATION DATE shall mean May 31, 2000, or such earlier date upon which the commitments to make Advances, and issue Letters of Credit is terminated pursuant to Subsection 14.2(a); PROVIDED, that the Termination Date may be extended on May 31, 1998, to May 31, 2001, and on May 31, 1999, to May 31, 2002, upon the mutual written consent of Borrower, Agent, and all Banks, which any one or more of them may withhold in their sole discretion.

                                      ARTICLE 2
                                    REVOLVING LOAN

    2.1 REVOLVING LOAN FACILITY. Subject to the terms and conditions of this Agreement and to the extent of its Pro Rata Share of the Credit Limit, each Bank shall make Advances (other than Swing Line Advances) to Borrower from time to time, until the Termination Date ("Revolving Loan"), with the aggregate principal amount at any one time outstanding not to exceed the Credit Limit less the aggregate outstanding principal amount of all Letters of Credit. Borrower may use the Revolving Loan by borrowing, prepaying and reborrowing the amounts available under the Revolving Loan, in whole or in part; PROVIDED that Borrower shall fully and finally pay off the Revolving Loan on the Termination Date. Each borrowing by Borrower under this Agreement shall constitute a representation and warranty by Borrower as of the date of each such borrowing that the conditions precedent contained in Sections 9.7 through 9.9 of this Agreement have been satisfied.

    2.2 PAYMENTS. Except as set forth below as to Multicurrency Advances, Borrower shall repay all Advances, with interest, which shall accrue and be paid as provided in Article 8. All Advances shall be repaid on or before the Termination Date. Each of the Banks shall note on its internal records each Advance made by it, each payment of principal and/or interest received by it, and any interest rate conversions. As to Multicurrency Advances:

         (a) INTEREST. Each Multicurrency Advance shall bear interest from the date of Advance until the end of its respective Interest Period at the Multicurrency Rate determined by Agent for such Advance pursuant to Section
    1.35. All interest accrued on each such Advance shall be due and payable in full on each Interest Payment Date applicable to such Advance.

         (b) PRINCIPAL. Borrower shall repay in full the outstanding principal balance of each Multicurrency Advance, in the currency advanced, on the last day of its Interest Period. Such repayment may be effected either (i) by making payment to Agent in immediately available funds pursuant to Subsection 15.1(b), or (ii) by obtaining, subject to satisfaction of all conditions precedent, an Advance, pursuant to the procedures of Section 2.5, in the same currency and at least the same amount as the maturing Multicurrency Advance (but in any case not to exceed the Available Amounts), with instructions to Agent to apply the proceeds of such new Advance to the maturing Advance before disbursing the balance (if any) to Borrower. Agent and Banks shall have no liability for, nor bear any of the risk of, intra-day fluctuations in foreign exchange rates. Multicurrency Advances may not be prepaid prior to the end of their respective Interest Periods.

    2.3 PROCEDURE FOR BASE RATE ADVANCES. In accordance with all terms and conditions of this Agreement, Borrower may borrow at the Base Rate under the Revolving Loan on any Business Day. Borrower shall give Agent irrevocable notice (written or oral) specifying the amount to be borrowed on or before 9:30 a.m., Seattle time, on the day that a Base Rate Advance is requested; all Base Rate Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time. Agent shall advise each Bank by 10:30 a.m., Seattle time, of a request for a Base Rate Advance, and each Bank shall make available to Agent its respective Pro Rata Share of such requested Base Rate Advance no later than 12:00 noon, Seattle time, on the same day. Agent shall make such funds available to Borrower on the same Business Day. Whether or not any Bank fails to fund its Pro Rata Share of a Base Rate Advance, each Bank shall only be obligated to disburse to Agent such Bank's Pro Rata Share of such requested Base Rate Advance.

    2.4 PROCEDURE FOR LIBOR RATE ADVANCES. In accordance with all terms and conditions of this Agreement, Borrower may borrow at the Adjusted LIBOR Rate under the Revolving Loan on any Commencement Date. Borrower shall, on any London Banking Day two London Banking Days before such Commencement Date, no later than 9:30 a.m., Seattle time, request Agent to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Agent will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have 60 minutes from the time of the quote to elect an Adjusted LIBOR Rate by giving Agent irrevocable notice of such election, of which election Agent will promptly notify Banks. On the Commencement Date, each Bank shall make available to Agent its respective Pro Rata Share of such requested LIBOR Rate Advance no later than 12:00 noon, Seattle time, on the specified borrowing date. Whether or not any Bank fails to fund its Pro Rata Share of a LIBOR Rate Advance, each Bank shall only be obligated to disburse to Agent such Bank's Pro Rata Share of such requested LIBOR Rate Advance. At the time that Agent is informed by any Bank of any change in the Assessment Rate or Reserve Adjustment, Agent shall notify Borrower of the change and of the impact on any LIBOR Rate Advances then outstanding.

    2.5 PROCEDURE FOR MULTICURRENCY ADVANCES. Borrower may request an Advance in British Pounds Sterling, Canadian Dollars, French Francs, German Marks, Italian Lire, Dutch Guilders, Swedish Kroner, or Spanish Pesetas (each a "Multicurrency Advance"), up to the U.S. Dollar equivalent of the lesser of
(a) U.S.$5,000,000, or (b) the Available Amounts, as determined by the Exchange Rate for each such currency, as determined on the date the interest rate for such Advance is determined, by delivering its borrowing notice to Agent, in the form of Exhibit 2 attached, on or before 9:30 a.m., Seattle time, on a London Banking Day at least three Business Days prior to the date the Multicurrency Advance is to be made. Such notice shall specify the currency, principal amount, and Interest Period requested. Agent shall advise each Bank of a request for a Multicurrency Advance by 10:30 a.m., Seattle time, three Business Days prior to the date the Multicurrency Advance is to be made. Each Bank shall make available to Agent its Pro Rata Share of such requested Multicurrency Advance to the account in the bank and country specified to each Bank by Agent, on the date the Advance is to be made. Multicurrency Advances shall be credited on the date of Advance to the account specified by Borrower. Each Multicurrency Advance shall be in a minimum amount equivalent to U.S.$500,000.

    2.6 BANK FUNDING. Agent shall have no obligation to fund any portion of an Advance which has not been funded by such time by the applicable Bank.
If, however, a Bank does not fund its Pro Rata Share of a Multicurrency Advance in a timely manner, and Agent funds such Advance to Borrower before having received funding from such Bank, such Bank shall reimburse Agent for any overdraft charges and interest incurred by Agent on account of such late or failed funding.

    2.7 COMMITMENT FEES. On the first Business Day of each April, July, October, and January, beginning July 1, 1997, Borrower shall pay:

         (A) to Agent for the account of Banks, in arrears, to be applied in accordance with their respective Pro Rata Shares, a commitment fee equal to the Fee Margin multiplied by the difference between (a) $25,000,000, and
    (b) the sum of (i) the daily outstanding principal balance of the Revolving Loan (with Multicurrency Advances to be valued as the U.S. Dollar equivalent of such Multicurrency Advances, based on the Exchange Rate for each such Advance); and (ii) the daily aggregate outstanding principal amount of all Letters of Credit; and

         (B) to Seafirst for its sole account, in arrears, a commitment fee equal to the Fee Margin multiplied by the difference between
    (a) $5,000,000, and (b) the daily outstanding principal balance of the Swing Line.


                                      ARTICLE 3
                                  LETTERS OF CREDIT

    3.1 ISSUANCE. Upon Borrower's execution of Seafirst's then-standard form Application and Agreement for Standby Credit ("L/C Agreement(s)"), Seafirst shall issue on Borrower's behalf standby letters of credit ("Letters of Credit") until the Termination Date, up to the Available Amount, in amounts not to exceed $5,000,000 in the aggregate, and with tenors not to extend beyond the Termination Date. If there is a draw under a Letter of Credit, Borrower shall on demand immediately reimburse Seafirst for the amount of the draw, together with interest on the amount drawn, from the date of draw until paid, at a floating rate equal to the Base Rate plus 3% per annum. Seafirst shall in addition have all rights provided in the L/C Agreement executed with respect to such Letter of Credit. Any default in the L/C Agreement shall be a Default.

    3.2 FEES. Borrower shall pay to Seafirst in advance, for the account of Banks, upon issuance of each Letter of Credit, a nonreimbursable Issuance Fee equal to the greater of (a) a percentage per annum equal to the Fixed Rate Margin (as determined on the date of issuance) on the face amount of the Letter of Credit, or (b) $250. Borrower shall additionally, on demand, pay the following administrative fees to Seafirst for its own account (i.e., not for the account of the other Banks):

    (A) a fee of $100 for each Letter of Credit which is required to be issued on the same Business Day as application is made for such Letter of Credit by Borrower;

    (B) a fee of $50 for each Letter of Credit, the application for which does not have a form of letter of credit attached thereto, or where such form needs substantial re-working prior to its issuance;

    (C) a fee of $100 for each Letter of Credit to be confirmed, advised, or guaranteed by banks which are not a correspondent bank of Seafirst or with which Seafirst does not have other standing relationships (in each case as such categorization is reasonably determined by Seafirst);

    (D) reimbursement to Seafirst of all fees and charges charged to Seafirst by any advising or confirming bank with regard to any Letter of Credit;

plus additional transaction fees according to Seafirst's then-outstanding standard fee schedule, as delivered to Borrower, on all drafts, transfers, extensions, and other transactions in regard to the Letters of Credit, and reimburse Seafirst for all out-of-pocket costs, legal fees, and expenses.

    3.3 YIELD INDEMNITY. If any law or regulation imposes or increases any reserve, special deposit, or similar requirement against letters of credit issued by Seafirst or subjects Seafirst or any Bank to any tax, charge, fee, deduction, or withholding of any kind in regard to the Letters of Credit, Borrower shall promptly on demand indemnify Seafirst or such Bank for any such increased costs, taxes, or charges. Seafirst or such Bank, as the case may be, shall provide documentation to Borrower of any such increased costs, taxes, or charges.

                                      ARTICLE 4
                                      SWING LINE

    4.1 DESCRIPTION OF FACILITY. Seafirst shall make Swing Line Advances to Borrower, PROVIDED that (a) the aggregate amount of all outstanding Swing Line Advances shall not exceed $5,000,000, and (b) each Swing Line Advance shall mature and be repaid on the earlier of (i) the next Business Day after the date such Swing Line Advance is advanced or (ii) the Termination Date (the "Swing Line"). Each Swing Line Advance shall bear interest at the Quoted Rate (or Base Rate, whichever is lower) as determined on the date the Swing Line Advance is disbursed to or for the benefit of Borrower, with all principal and accrued interest to be repaid on the next Business Day; PROVIDED, however, that Borrower may elect to pay all accrued interest on Swing Line Advances quarterly, on the last Business Day of each March, June, September, and December, in which case the Fixed Rate Margin shall be increased by 4 basis points (0.04%) for all Swing Line Advances.

    4.2 PROCEDURE FOR SWING LINE ADVANCES. In accordance with all terms and conditions of this Agreement, Borrower may borrow at the Quoted Rate (or Base Rate, whichever is lower) under the Swing Line on any Business Day. Borrower shall give Agent irrevocable notice (written or oral) specifying the amount to be borrowed on or before 3:30 p.m., Seattle time, on the day that a Swing Line Advance is requested; all Swing Line Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time. Agent shall advise Seafirst of a request for a Swing Line Advance, and Seafirst shall make available to Borrower its Swing Line Advance by the end of the same Business Day.

                                      ARTICLE 5
                                  RISK PARTICIPATION

    Mellon agrees for the benefit of Seafirst that it hereby purchases a risk participation in the Letters of Credit and any unreimbursed Letter of Credit draws equal to Mellon's Pro Rata Share of the outstanding balance of Letters of Credit plus the aggregate unreimbursed Letter of Credit draws. Upon the occurrence of a Default, Mellon shall fund to Seafirst, pursuant to this risk participation, Mellon's Pro Rata Share of the aggregate unreimbursed Letter of Credit draws. Mellon shall have no interest in any principal, interest, fees, or expenses due to Seafirst with regard to the Swing Line. Prior to its funding under this Article, Mellon shall have no interest in any principal, interest, fees, or expenses due to Seafirst with regard to Letters of Credit, except (a) those accruing after the date such participation is funded, (b) those fees payable under Subsection 2.7, and (c) as to Issuance Fees, Mellon's Pro Rata Share of the amount of such fees. Mellon's purchase of such participations shall be evidenced by a certificate in the form of
Exhibit 3 attached.

                                      ARTICLE 6
                                 COLLATERAL SECURITY

    6.1 COLLATERAL. As security for the prompt satisfaction of all Obligations, Borrower hereby grants to Agent, as agent for Banks, a lien upon, and a security interest in, all of the following as described below wherever the same shall be located, whether now owned or hereafter acquired, together with all replacements therefor and proceeds (including, but without limitation, insurance proceeds) and products thereof, all of which shall be of first-lien priority: all of Borrower's accounts, all of Borrower's inventory located in the United States, and all proceeds thereof (together the "Collateral").

    6.2 COLLATERAL AGENT. To the extent required by this Agreement, Agent shall perfect all Collateral in its own name as agent for each Bank, according to its respective Pro Rata Share, and such agency shall be disclosed on any UCC filings. Agent shall only be required to perfect upon those portions of the Collateral which can be perfected by the filing of a UCC1 financing statement.

    6.3  FINANCING STATEMENTS AND OTHER DOCUMENTS.

         Borrower shall:

         (a) Join with Agent in executing such UCC financing statements (including amendments thereto and continuation statements thereof) and other documents, in form satisfactory to Agent and as Agent may reasonably specify, in order to perfect, or continue the perfection of, the rights of Banks in the Collateral, with the priority of security interest required by this Agreement;

         (b) Pay, or reimburse Agent for paying, all costs and taxes of filing or recording the same in such public offices as Agent may reasonably designate;

         (c) Except as provided in Subsection (d), take such other steps as Agent may reasonably direct, including the noting of the Agent's lien on the Collateral and on any certificates of title therefor, as is necessary to perfect to Agent's satisfaction the interest of Agent, as agent for the Banks, in the Collateral; and

         (d) Upon a Default and notice from Agent, deliver to Agent all Collateral which is deliverable.

    6.4 COSTS. If a Default has occurred and is continuing, Banks, upon unanimous agreement, shall have the right, but not the obligation, to pay taxes, assessments, charges, claims, liens or encumbrances and to cause compliance with all applicable governmental requirements if Banks, upon unanimous consent, consider it necessary to protect their security or the prospects of repayment of the Obligations. Such payments and expenses are repayable on demand with interest at a floating rate equal to the Base Rate plus 3% per annum.

    6.5 AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. Borrower hereby irrevocably constitutes and appoints Agent and any officer or agent thereof, with full power of substitution, effective upon the occurrence of and during the continuation of a Default, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in accordance with this Agreement, for the purposes of exercising its rights as a secured creditor pursuant to this Agreement, to take any and all appropriate action and to execute any or all documents and instruments that may be necessary or desirable to accomplish such purposes.

    6.6 NEGATIVE PLEDGE. So long as any amount is payable by Borrower under this Agreement, or any Bank is committed to make Advances or issue Letters of Credit under this Agreement, Borrower shall not allow any property of Borrower, Guarantor, or any Material Subsidiary, whether real or personal, tangible or intangible, to be transferred or encumbered, or to have any lien placed upon such property, except (a) sales of inventory in the ordinary course of business, (b) patents, or intellectual or proprietary property, (c) to secure the Obligations, or (d) as otherwise expressly permitted by Sections 12.2 or 12.3.

                                    ARTICLE 7
                                   GUARANTIES

    The Obligations shall be absolutely and unconditionally guaranteed by Guarantor and every Material Subsidiary of Guarantor, jointly and severally, in form satisfactory to Banks. Borrower authorizes Agent to release to any present or future guarantor all information Agent possesses concerning Borrower or any loans, credits, or other financial accommodations made to Borrower by Agent or Banks.

                                      ARTICLE 8
                                INTEREST RATE OPTIONS

    8.1 INTEREST RATES AND PAYMENT DATE. The Revolving Loan shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Base Rate or Adjusted LIBOR Rate as selected by Borrower, and all accrued interest shall be payable in arrears on each Interest Payment Date.

    8.2 OPTION RESTRICTIONS. Each Interest Period for LIBOR Rate Advances shall be one week or one, two, three, or six months. In no event shall the Interest Period extend beyond the Termination Date. The minimum amount of a LIBOR Rate Advance shall be $500,000, with additional increments of $100,000 each permitted.

    8.3 PREPAYMENTS. Borrower may prepay any Base Rate Advance on any Business Day without premium or penalty. If Borrower prepays all or any portion of a LIBOR Rate Advance prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Form 51-6325, which shall be attached as
Exhibit 1 to this Agreement, and any such prepayment may only be made if in the amount of $100,000 or more.

    8.4 REVERSION TO BASE RATE. The Revolving Loan shall bear interest at the Base Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period, each LIBOR Rate Advance shall revert to a Base Rate Advance unless Borrower directs otherwise pursuant to Section 2.4.

    8.5 INABILITY TO PARTICIPATE IN MARKET. If Agent or any Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, the Adjusted LIBOR Rate shall cease to be an interest rate option. Agent or such Bank shall notify Borrower if and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate shall resume being an interest rate option.

    8.6 COSTS. Borrower shall, as to LIBOR Rate Advances, reimburse Agent, for the account of Banks, for all costs, taxes, and expenses, and defend and hold Banks harmless for any liabilities, which Banks may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive this Agreement and the repayment of the Revolving Loan. Banks shall provide documentation to Borrower detailing the basis for any charges made pursuant to this Section.

    8.7 BASIS OF QUOTES. Borrower acknowledges that Agent or Banks may or may not in any particular case actually match-fund a LIBOR Rate Advance. Whether the mechanism for setting a particular rate in fact represents the actual cost to Banks for any particular dollar or Eurodollar deposit or any LIBOR Rate Advance will depend upon how such Bank actually chooses to fund the LIBOR Rate Advance, or any foreign exchange contract. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Agent's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

                                      ARTICLE 9
                                CONDITIONS OF LENDING

    Banks' obligation to make the initial Advance or Swing Line Advance or issue any Letter of Credit is subject to the conditions precedent listed in Sections 9.1 through 9.6, and their obligation to make subsequent Advances and Swing Line Advances, and to issue subsequent Letters of Credit, is subject to the conditions precedent listed in Sections 9.7 through 9.9, unless waived by all Banks in writing:

    9.1 AUTHORIZATION. Borrower shall have delivered to Agent a certified copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, together with appropriate certificates of incumbency. Each corporate guarantor shall have delivered to Agent a certified copy of a resolution of such guarantor's board of directors, satisfactory in form to Agent, authorizing its guaranty.

    9.2 DOCUMENTATION. Borrower shall have executed and delivered to Agent all documents to reflect the existence of the Obligations and to perfect, as a first lien, the security interests granted to Banks.

    9.3 REFINANCE. Borrower shall have repaid, or shall have provided Agent with instructions sufficient to repay, from Advances and/or Swing Line Advances, all indebtedness owing to Creditanstalt-Bankverein, and all agreements and security interests relating to such facility shall have been terminated or released.

    9.4 LEGAL OPINION. Borrower shall have provided to each Bank a legal opinion of Borrower's legal counsel (which may be provided by Borrower's in-house legal counsel) that the Agreement and all other Loan Documents are duly authorized, valid, and binding obligations of Borrower and/or Guarantor, as the case may be, and attesting to the truth of the representations made in Sections 10.1 through 10.5.

    9.5 GUARANTIES. Guarantor and each other entity required to provide a guaranty of the Obligations pursuant to the terms of this Agreement shall have executed and delivered its guaranty to Agent, and each such guaranty shall remain in full force and effect.

    9.6 PROOF OF INSURANCE. Proof of insurance as required by Section 11.12 shall have been provided to Agent.

    9.7 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Borrower or Guarantor in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

    9.8 MATERIAL ADVERSE CHANGE. No material adverse change has occurred in Borrower or Guarantor's business, property, or financial condition since the end of Guarantor's 1996 fiscal year, as reported in Guarantor's audited financial statements, and at the time of each Advance, or issuance of each Letter of Credit.

    9.9 COMPLIANCE. No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the Advance or the issuance of a Letter of Credit to be made.

                                      ARTICLE 10
                            REPRESENTATIONS AND WARRANTIES

    To induce Banks to enter into this Agreement, Borrower represents, warrants, and covenants to Agent and Banks as follows:

    10.1 EXISTENCE. Borrower is in good standing as a corporation under the laws of the state of Delaware, has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification.

    10.2 ENFORCEABILITY. The Loan Documents, when executed and delivered by Borrower, shall be enforceable against Borrower in accordance with their respective terms.

    10.3 NO LEGAL BAR. The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's organizational documents; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

    10.4 LIENS AND ENCUMBRANCES. As of this date, Borrower and each Material Subsidiary has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except as disclosed in writing to Banks on attached Schedule 12.2(a), and except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

    10.5 LITIGATION.  Except as disclosed in writing to Banks on attached
Schedule 10.5, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.

    10.6 PAYMENT OF TAXES. Borrower has filed or caused to be filed all tax returns when required to be filed; and has, to the best of its knowledge, paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with GAAP are provided on Borrower's books).

    10.7 EMPLOYEE BENEFIT PLAN. Borrower is, to the best of its knowledge, in material compliance with the provisions of ERISA and the regulations and published interpretations thereunder. Borrower has not engaged in any acts or omissions which would make Borrower liable to the Plan, to any of its participants, or to the Internal Revenue Service, under ERISA.

    10.8 MISREPRESENTATIONS. No information, exhibits, data, or reports furnished by Borrower or Guarantor or delivered to Agent or Banks in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

    10.9 NO DEFAULT. Borrower is not in default in any Loan Document, or in any material contract, agreement, or instrument to which it is a party.

    10.10 NO BURDENSOME RESTRICTIONS. No contract or other instrument to which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

    10.11 HAZARDOUS SUBSTANCES. To the best of Borrower's knowledge after due and diligent inquiry, no hazardous or toxic waste or substances are being stored on any Real Property, other than in accordance with all applicable environmental laws and regulations, or as disclosed in writing to Banks at the closing of this Agreement; nor have any such waste or substances been stored or used in, on, under, over, or about the Real Property prior to or during Borrower's or any subsidiary's ownership, possession, or control of any of such Real Property, other than in accordance with all applicable environmental laws and regulations or as disclosed in writing to Banks at the closing of this Agreement. Borrower agrees to provide written notice to Agent immediately upon Borrower becoming aware that the Real Property is being or has been contaminated with hazardous or toxic waste or substances. Borrower will not cause nor permit any activities on the Real Property which directly or indirectly would be likely to result in the Real Property or any other property becoming contaminated with hazardous or toxic waste or substances.

    10.12 MATERIAL SUBSIDIARIES. As of the date of this Agreement no Material Subsidiaries exist other than as listed on attached Schedule 10.12.

    10.13 MARGIN STOCK. Borrower is not engaged, nor shall it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" margin stock under Regulation U of the Board of Governors of the Federal Reserve System. Borrower shall not use any part of the proceeds of any Advance for any purpose which violates or is inconsistent with the provisions of Regulation G, T, U, or X of such Board of Governors, as the same may be amended, supplemented, or modified from time to time.

    10.14 MATERIAL ADVERSE CHANGE. As of each request for an Advance or for issuance of a Letter of Credit, that no material adverse change has occurred in Borrower's or Guarantor's business, property, or financial condition since the end of Guarantor's 1996 fiscal year, as reported in Guarantor's audited financial statements, and at the time of such Advance, or at the time of issuance of such Letter of Credit.

                                      ARTICLE 11
                                AFFIRMATIVE COVENANTS

    So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall, as to Sections 11.1, and 11.6 through 11.14 (and shall take any action necessary to assure that each Material Subsidiary shall); and Guarantor shall, as to Sections 11.2 through 11.14:

    11.1 USE OF PROCEEDS. Use the proceeds of the Revolving Loan and Swing Line for working capital, for acquisitions permitted under this Agreement, and to refinance obligations owing prior to the execution of this Agreement to Creditanstalt-Bankverein.

    11.2 FIXED CHARGE COVERAGE RATIO. Maintain a Fixed Charge Coverage Ratio, measured quarterly for the four quarters then ending, of not less than
1.75 to 1.

    11.3 TANGIBLE NET WORTH. Maintain a Tangible Net Worth of not less than $37,500,000, increasing each fiscal quarter, beginning quarter ending March 31, 1997, by an amount equal to 90% of net income for the quarter then ending, without adjustment downward for quarters in which a net loss is incurred.

    11.4 DEBT RATIO.  Maintain a ratio of (a) Debt minus Subordinated Debt to
(b) the sum of Tangible Net Worth plus Subordinated Debt, of not more than
1.5 to 1.

    11.5 FINANCIAL INFORMATION. Maintain a standard system of accounting in accordance with GAAP and furnish to each Bank the following:

         (a) QUARTERLY FINANCIAL STATEMENTS. As soon as available and, in any event, within 45 days after the end of each fiscal quarter except the last fiscal quarter of each fiscal year, a copy of the consolidated statement of income and retained earnings of Guarantor for the quarter and for the current fiscal year through such quarter, and for each such quarter a copy of the consolidated balance sheet, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Guarantor as of the end of such quarter, and for the current fiscal year through such quarter, setting forth, in each case, in comparative form, figures for the corresponding period of the preceding fiscal year, all in reasonable detail and satisfactory in scope to each Bank, prepared under the supervision of the chief financial officer of Guarantor, and in form and substance satisfactory to each Bank;

         (b) ANNUAL FINANCIAL STATEMENTS. As soon as available and, in any event, within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet, consolidated statement of income and retained earnings, consolidated statement of shareholders' equity, and consolidated statement of cash flow of Guarantor for such year, setting forth in each case, in comparative form, corresponding figures from the preceding annual statements, each audited by independent certified public accountants of recognized standing selected by Guarantor and satisfactory to each Bank certifying that such statement is complete and correct, fairly presents without qualification the consolidated financial condition of Guarantor for such period, is prepared in accordance with GAAP, and has been audited in conformity with generally accepted auditing standards;

         (c) CONSOLIDATING STATEMENTS. If Guarantor or Borrower shall create or acquire any Material Subsidiary, Guarantor shall thereafter also provide to each Bank consolidating annual and quarterly financial statements as to each Material Subsidiary, including Borrower;

         (d) PROJECTIONS. By December 31 of each year, an update of Guarantor's three-year financial projections;

         (e) OTHER CERTIFICATES. Together with the delivery of the financial statements required by Subsections 11.5(a) and 11.5(b), a certificate of the chief financial officer of Guarantor, in the form of Exhibit 4 attached, together with the calculations made to determine compliance with Sections 11.2 through 11.5; and

         (f) ADDITIONAL FINANCIAL INFORMATION. As soon as available and, in any event, within ten days after request, such other data, information, or documentation as any Bank may reasonably request.

    11.6 MAINTENANCE OF EXISTENCE. Preserve and maintain its existence, powers, and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower and Guarantor shall also maintain and preserve all of its respective property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

    11.7 BOOKS AND RECORDS. Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower or Guarantor, as the case may be.

    11.8 ACCESS TO PREMISES AND RECORDS. At all reasonable times and as often as Agent or Banks may reasonably request, permit any authorized representative designated by Agent or Banks to have access to the premises, property, and financial records of Borrower or Guarantor, as the case may be, including all records relating to the finances, operations (other than relating to research and development, or any trade secrets), and procedures of Borrower or Guarantor, as the case may be, and to make copies of or abstracts from such records.

    11.9  NOTICE OF EVENTS.  Furnish Banks prompt written notice of:

         (a) PROCEEDINGS. Any proceeding instituted by or against Borrower or Guarantor, as the case may be, in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's or Guarantor's business, property, or financial condition, or where the amount involved is $500,000 or more and not covered by insurance;

         (b) MATERIAL DEVELOPMENT. Any material development in any such proceeding referred to in Subsection 11.9(a);

         (c) MATERIAL SUBSIDIARIES. Creation or acquisition of any Material Subsidiary;

         (d) DEFAULTS. Any accident, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other material agreement to which Borrower or Guarantor, as the case may be, is a party, along with a statement describing actions being taken to remedy such default;

         (e) ADVERSE EFFECT. Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower or Guarantor, as the case may be; and

         (f)  CONSENT DECREE.  Any violation of the Consent Decree described in
    Section 11.11.

    11.10 PAYMENT OF DEBTS AND TAXES. Pay all Debt and perform all obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Guarantor, on a consolidated basis, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon the property of Guarantor, Borrower, or any Material Subsidiary. Guarantor, Borrower, and the Material Subsidiaries shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings, and adequate reserves are maintained.

    11.11 FDA CONSENT DECREE. Remain in compliance at all times with the Consent Decree dated July 24, 1992, entered into between the U.S. Food and Drug Administration ("FDA") and Borrower with respect to a civil complaint filed by the FDA for alleged violations of "good manufacturing practices" and FDA medical device reporting regulations.

    11.12 INSURANCE. Maintain commercially adequate levels of coverage with financially sound and reputable insurers, including, without limitation:

          (a) PROPERTY INSURANCE. Insurance on all property of a character usually insured by organizations engaged in the same or similar type of business as Borrower or Guarantor, as the case may be, against all risks, casualties, and losses through extended coverage or otherwise and of the kind customarily insured against by such organizations, with such policy or policies covering tangible collateral to name Agent as loss payee, as its interests may appear;

          (b) LIABILITY INSURANCE. Public liability insurance against tort claims which may be asserted against Borrower or Guarantor, as the case may be; and

          (c) ADDITIONAL INSURANCE. Such other insurance as may be required by law.

    11.13 HAZARDOUS SUBSTANCES. Promptly comply, at Borrower's expense, with all statutes, regulations, and ordinances which apply to Borrower or the Real Property, and with all orders, decrees, or judgments of governmental authorities or courts having jurisdiction which Borrower is bound by, relating to the use, collection storage, treatment, control, removal, or cleanup of hazardous or toxic waste or substances in, on, under, over, or about the Real Property or in, on, under, over, or about any adjacent property that becomes contaminated with hazardous or toxic waste or substances as a result of construction, operations, or other activities on, or the contamination of, the Real Property. Borrower shall defend, protect, hold harmless, and indemnify Agent, Banks, and their affiliates, and their successors and assigns, and their shareholders, directors, officers, employees, attorneys, and agents, from and against any and all claims, demands, penalties, fees, liens, damages, losses, expenses, and liabilities arising out of or in any way connected with any alleged or actual past or future presence on or under the Real Property of any hazardous or toxic waste or substances from any cause whatsoever; it being intended that Borrower shall be strictly and absolutely liable to Agent and Banks without regard to any fault by Borrower.

    11.14 COMPLIANCE WITH LAWS. Comply in all material respects with all laws and regulations applicable to Borrower or Guarantor, as the case may be, and its respective business activities.

                                      ARTICLE 12
                                  NEGATIVE COVENANTS

    So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, neither Borrower nor Guarantor nor any Material Subsidiary shall:

    12.1 DEBT. Create, incur, assume, permit to exist, or otherwise become committed for any Debt except any:

         (a) UNSECURED TRADE CREDIT. Unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings;

         (b) EXISTING OBLIGATIONS. Debt in existence as of the date of this Agreement and disclosed to Banks in Schedule 12.1(b) attached hereto, and all renewals, modifications, and extensions thereof;

         (c) NEGOTIABLE INSTRUMENTS. Endorsements on negotiable instruments for deposit or collection in the ordinary course of business;

         (d) AFFILIATES. Guaranties by Guarantor or any Material Subsidiary of the Obligations;

         (e) PERFORMANCE BONDS. Performance bonds as required in the ordinary course of Borrower's business; and

         (f) OTHER INDEBTEDNESS. Debt which in the aggregate does not exceed $500,000 outstanding at any one time.

    12.2 LIENS AND ENCUMBRANCES. Create, incur, or assume, or agree to create, incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

         (a) EXISTING LIENS. Liens in existence as of the date of this Agreement and disclosed to Banks in Schedule 12.2(a) attached hereto;

         (b) PURCHASE MONEY. Purchase money security interests on equipment acquired by Borrower through the financing which is secured by such lien;

         (c) TAX LIENS. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, and for which adequate reserves are maintained; and

         (d) INCIDENTAL LIENS. Other liens incidental to the conduct of Borrower's business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

    12.3 DISPOSITION OF ASSETS. Sell, transfer, lease, or otherwise assign or dispose of more than five percent (5%) of its assets, outside the ordinary course of business (PROVIDED, that assets held less than 60 days shall be deemed sales in the ordinary course of business), in any one fiscal year; PROVIDED, that Borrower may transfer a substantial portion of its business to a wholly-owned subsidiary if (a) such subsidiary fulfills the requirements for Material Subsidiaries to guaranty the Obligations, (b) such subsidiary grants to Banks, to secure its guaranty, a first-lien security interest in all of such subsidiary's accounts and inventory, and all proceeds thereof, providing to Agent all documents and instruments necessary to create and perfect such security interests, and (c) such subsidiary shall execute and deliver to Agent the certificate in the form of Exhibit 5 attached.

    12.4 MERGERS. Become a party to any merger, consolidation, or like corporate change, other than where Borrower is the surviving entity of a merger and no other provision of this Agreement is thereby violated; or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person, other than acquisitions or joint ventures involving an investment of no more than $2,000,000 in the aggregate in any one fiscal year.

    12.5 CAPITAL STRUCTURE. Purchase, retire, or redeem any of its capital stock or otherwise effect any change in Borrower's capital structure, other than stock purchased pursuant to 401(k) plans.

    12.6 WAGE AND HOUR LAWS. Engage in any material violation of the federal Fair Labor Standards Act or any comparable state wage and hour law.

    12.7 ERISA. Engage in any act or omission which would make Borrower materially liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

    12.8 DISSOLUTION. Adopt any agreement or resolution for dissolving, terminating, or substantially altering Borrower's present business activities.

    12.9 BUSINESS ACTIVITIES. Engage or enter into any activity which is unusual to Borrower's existing business.

    12.10 DIVIDENDS.  Declare or pay any dividend.

    12.11 PERMISSIBLE LOANS AND INVESTMENTS. Make any loan or advance to any Person otherwise than in the ordinary course of business, or make any investment outside the ordinary course of Borrower's or Guarantor's business, except:

          (a) CERTIFICATES OF DEPOSIT. Investments in certificates of deposit maturing within one year from the date of acquisition from any one or more of the top 100 United States commercial banks, as rated by dollar value of assets;

          (b) MONEY MARKET. Money market mutual funds, bankers' acceptances, eurodollar investments, repurchase agreements, and other short-term money market investments acceptable to Agent;

          (c) COMMERCIAL PAPER. Prime commercial paper with ratings of A-1/P-1 or better by Moody's or Standard & Poor (or equivalent rating if such rating systems change) with maturities of less than one year; and

          (d) U. S. GOVERNMENT PAPER. Obligations issued or guaranteed by the United States Government or its agencies with maturities of less than one year.


                                      ARTICLE 13
                                        AGENCY

    13.1 APPOINTMENT. The Banks irrevocably designate and appoint Agent as their agent under this Agreement, and irrevocably authorize Agent, as their agent, to take such action on their behalf under the provisions of this Agreement and to exercise all such powers as are expressly delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist against Agent. Notwithstanding any provision to the contrary in this Agreement, Agent shall have no implied duties or responsibilities to take any action, except such action as it is expressly required to take under the express terms of this Agreement, and shall have no fiduciary relationship with any of the Banks as to any matter not expressly provided for by the Loan Documents including, without limitation, enforcement or collection of the Obligations. Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting upon the consent and instructions of Majority Banks. Any company into which Agent may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion, or consolidation to which it shall be a party, or any company to which Agent may sell or transfer all or substantially all of its agency relationships, shall be the successor to Agent without any further action by Banks or Borrower and without the execution or filing of any paper.

    13.2 SUCCESSOR AGENT. Agent may resign as Agent upon 30 days' notice to Banks. Upon Agent's resignation as agent under this Agreement, Banks, upon consent of Majority Banks, shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Banks, a successor agent, and Agent shall remain in place until a new agent accepts such appointment. Upon the acceptance of its appointment as successor agent hereunder, (a) such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent, (b) the term "Agent" shall mean such successor agent, and (c) the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Agreement shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    13.3 DUTIES OF AGENT. Agent shall service the Revolving Loan, the Swing Line, and the Letter of Credit Facility in accordance with its usual practice in connection with similar credits. In servicing and collecting the Revolving Loan, the Swing Line, and the Letter of Credit Facility and in carrying out the terms and provisions of the Loan Documents, Agent shall not be liable to any of the Banks for any error of judgment, or for any action taken or omitted to be taken by it, except for gross negligence or willful misconduct.

    13.4 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely upon advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care or any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel.

    13.5 EXCULPATORY PROVISIONS. Agent's Related Parties shall not be responsible or otherwise liable to any of Banks in any manner for:

         (a) ACTIONS. Any action lawfully taken or omitted to be taken by it or by such other persons or entities under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct;

         (b) BORROWER STATEMENTS. Any recital, statement, representation, or warranty made by Borrower or any officer thereof contained in this Agreement or any other Loan Document, or in any certificate, report, statement, or other document relating to this Agreement or any other Loan Document;

         (c) ENFORCEABILITY. The validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, the financial condition of Borrower, or any failure of Borrower to perform its obligations under this Agreement or any other Loan Document;

         (d) FAILURE TO PERFECT. Inability to perfect any Collateral to the extent required by this Agreement where such inability is due to Borrower's failure to act or take such steps as Agent may direct; or

         (e) INVESTIGATION. Ascertaining or inquiring as to the observance of or Borrower's performance under any Loan Document, or inspecting the property, books, or records of Borrower.

    13.6 RELIANCE BY AGENT. Agent's Related Parties shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, message, statement, order, or other document or conversation believed to have been authorized, genuine or correct, or signed, sent, or made by the proper Person, or upon advice and statements of counsel (including, without limitation, legal counsel to Agent or Borrower, and independent accountants and other experts selected by Agent).

    13.7 INSTRUCTIONS. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document as Agent deems appropriate, unless it shall first receive the consent of Majority Banks or shall first be indemnified to its satisfaction by all Banks, in accordance with their respective Pro Rata Share, against all liabilities and expenses which may be incurred by it or by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting or in refraining from acting under this Agreement or any other Loan Document in accordance with the consent of Majority Banks, where required, and such request and any action taken or not taken to act pursuant thereto shall be binding upon all of the Banks and all future holders of any interest in the Obligations.

    13.8 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has actual knowledge or has received notice from one or more of the Banks or Borrower referring to this Agreement, describing such Default and stating in substance that such notice is a "notice of default." In the event Agent receives such a notice or has actual knowledge of any Default, Agent shall give notice thereof to all of the Banks.

    13.9 REPRESENTATIONS. None of Agent's Related Parties have made any representation or warranty to Banks, and no action taken by Agent after the date of this Agreement, including any review of Borrower's affairs, shall be deemed to constitute any representation or warranty by Agent to any of the Banks.

    13.10 INDEPENDENT CREDIT REVIEW. Each Bank represents to Agent that it has, independently and without reliance upon Agent, and based upon such financial statements, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, property, operations, and financial condition of Borrower and Guarantor and made its own decision to enter into this Agreement. Each of the Banks also represents that it shall, independently and without reliance upon Agent, and based upon such financial statements, documents, and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, property, operations, and financial condition of Borrower. For purposes of determining compliance with the conditions specified in Article 9, each Bank that has executed this Agreement shall be deemed to have consented to, approved, or accepted, or to be satisfied with, each document or other matter either sent by Agent to such Bank for consent, approval, acceptance, or satisfaction, or required under said Article to be consented to or approved by or acceptable or satisfactory to such Bank, unless such Bank promptly provides Agent with notice to the contrary.

    13.11 INFORMATION. Agent shall have no obligation, duty, or responsibility, either initially or on a continuing basis, to provide Banks with any credit or other information concerning the business, property, operations, or financial condition of Borrower or Guarantor which may come into possession of any of Agent's Related Parties. Although Agent may furnish to Banks, upon request, copies of documents Agent has received pursuant to this Agreement, Agent assumes no responsibility as to the authenticity, validity, or enforceability of any such documents.

    13.12 INDEMNITY. The Banks shall indemnify Agent, according to their respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, reasonable costs and expenses, taxes, and disbursements of any kind or nature whatsoever (except to the extent they arise from Agent's gross negligence or willful misconduct) which may at any time be imposed on, incurred by, or asserted against any of Agent's Related Parties or in any way relating to or arising out of this Agreement, any other Loan Document, or any document contemplated by or referred to therein, any transaction contemplated thereby, or any action taken or omitted by Agent under or in connection with any of the foregoing. Without limiting the foregoing, each Bank shall reimburse Agent, in accordance with such Bank's Pro Rata Share, for any costs or expenses incurred by Agent subsequent to the closing of this Agreement, including outside or in-house legal fees, which (a) are required to be reimbursed to Agent by Borrower under any of the Loan Documents, but are not so reimbursed, or (b) arise out of action taken by Agent at the unanimous consent of Banks in accordance with this Agreement. This subsection shall survive the final payment of the Obligations and payment of all other amounts due under this Agreement or the other Loan Documents.

    13.13 SEPARATION OF CAPACITIES. In its capacity as a lender that is one of the Banks, Seafirst shall have the same rights and powers hereunder as the other Banks and may exercise the same as though it were not Agent. The term "Bank(s)" shall include Seafirst, in its individual capacity as a lender and not as an agent, unless the context otherwise indicates. This Agreement shall not restrict in any way any Bank's ability to enter into other credit or banking facilities with Borrower or Guarantor, so long as such facility
(a) does not violate any other provision of this Agreement and (b) is not secured by any of the Collateral; and the other Bank or Banks hereunder shall not have any rights or obligations as to any such facilities not provided by such Bank or Banks.

                                      ARTICLE 14
                          EVENTS AND CONSEQUENCES OF DEFAULT

    14.1 EVENTS OF DEFAULT. Any of the following events shall constitute a default by Borrower under the terms of this Agreement, the L/C Agreements, and all other Loan Documents ("Default"):

         (a) NONPAYMENT. Any payment of principal or reimbursement of a draw on a Letter of Credit is not made on the date when due, or any other payment or reimbursement due or demanded under this Agreement or any Loan Document is not made within five days of the date when due;

         (b) BREACH OF WARRANTY. Any material representation or warranty made or deemed made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is determined by any Bank to be false in any respect when made;

         (c) FAILURE TO PERFORM. Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days after written notice thereof has been given to Borrower by Agent;

         (d) DEFAULTS ON OTHER OBLIGATIONS. There exists a default by Borrower, Guarantor, or any Material Subsidiary in the performance of any other agreement or obligation for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such obligation to be declared due and payable prior to its stated maturity, with any such occurrence to be a Default immediately if the obligation concerned exceeds $500,000 or, if such occurrence is with regard to an obligation of $500,000 or less, if such default continues for 30 days after Borrower, Guarantor, or such Material Subsidiary, as the case may be, receives written notice thereof from the creditor so affected;

         (e) GUARANTIES. Any Guarantor or any Material Subsidiary revokes or attempts to revoke such guaranty, whether with respect to future transactions or outstanding Obligations, or otherwise breaches the terms and conditions of such guaranty, or violates any promise made pursuant to this Agreement, or any such guaranty is ruled to be invalid or unenforceable by any court of competent jurisdiction;

         (f) CHANGE OF CONTROL. Any Person (including any affiliated group of individuals and/or entities) shall acquire 25% or more of the outstanding voting stock of Guarantor; or Guarantor shall cease to own 100% of the outstanding voting stock of Borrower;

         (g) AFFILIATES. Any Material Subsidiary shall violate any of the covenants made by it in a certificate in the form of Exhibit 5 attached hereto, or any representation or warranty made or deemed made by it in such certificate is determined by any Bank to be false in any material respect when made, or any of the representations and warranties made by Guarantor in the addendum to this Agreement is determined by any Bank to be false in any material respect when made;

         (h) LOSS, DESTRUCTION, OR CONDEMNATION OF PROPERTY. A portion of Borrower's, Guarantor's, or any Material Subsidiary's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which materially impairs Borrower's, Guarantor's, or such Material Subsidiary's financial condition or its ability to pay its debts as they come due;

         (i) ATTACHMENT PROCEEDINGS AND INSOLVENCY. Borrower, Guarantor, or any Material Subsidiary, or any of Borrower's, Guarantor's, or any such Material Subsidiary's property is affected by any:

              (I) Judgment lien, execution, attachment, garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower's, Guarantor's, or such Material Subsidiary's financial condition or its ability to pay its debts as they come due is thereby materially impaired; or

              (II) Proceeding under the laws of any jurisdiction relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, Guarantor, or any Material Subsidiary, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, Guarantor, or such Material Subsidiary, it is not dismissed within 60 days;

         (j) JUDGMENTS. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, Guarantor, or any Material Subsidiary, exceeds $500,000, is rendered against Borrower, Guarantor, or any Material Subsidiary and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay; or

         (k) GOVERNMENT APPROVALS. Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 60 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

    14.2 REMEDIES UPON DEFAULT. If any Default occurs under Subsection 14.1(i), the Banks' commitment to make Advances and Seafirst's commitment to make Swing Line Advances and issue new Letters of Credit shall immediately and automatically terminate (but Agent shall have no liability to any other Bank for, and any risk participations shall be effective as to, any Advances made by Agent or Letters of Credit issued by Seafirst prior to Agent receiving actual notice of such occurrence, absent Agent's willful misconduct or gross negligence), and all Obligations, including all accrued interest, shall immediately and automatically become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and Agent may immediately, upon receiving notice of such an occurrence, exercise any or all of the following remedies for Default; and if any other Default occurs and is continuing, Agent, upon direction of Majority Banks, shall, by notice from Agent to Borrower:

         (a) TERMINATE COMMITMENTS. Terminate Banks' commitment to make Advances and Seafirst's commitment to make Swing Line Advances and issue new Letters of Credit;

         (b) SUSPEND COMMITMENTS. Refuse to make further Advances or Swing Line Advances or issue new Letters of Credit until any Default has been cured;

         (c) ACCELERATE. Declare all Obligations, including all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

         (d) COLLATERAL. Proceed to realize on any or all Collateral by any available means; and/or

         (e) ALL REMEDIES. Pursue any other available legal and equitable remedies.

In addition, each Bank shall have the right to set off against, or place an administrative freeze upon, deposit accounts of Borrower at such Bank any amounts owing under the Obligations, including amounts in excess of such Bank's Pro Rata Share of the outstanding balance of the Obligations. Any such amounts, and any other amounts received by any Bank on account of the Obligations, other than from Agent, shall be delivered to Agent to be distributed to each Bank in accordance with its respective Pro Rata Share; PROVIDED, however, that if all or any portion of such payment turned over from a Bank to Agent and distributed to each Bank is thereafter recovered by Borrower from such Bank, each Bank shall, in accordance with its respective Pro Rata Share, reimburse such other Bank for the amount so recovered. All of Banks' and Agent's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently. Borrower shall have no liability to any Bank with respect to any sum that Agent receives in accordance with this Agreement and fails to distribute to such Bank as required by this Agreement.

    14.3 DEFAULT INTEREST. Upon Default, whether or not acceleration has occurred, all outstanding Advances shall, upon direction by Majority Banks to Agent, accrue interest at a floating rate per annum of 3.0% above the Base Rate, as it may vary from time to time.

                                      ARTICLE 15
                                    MISCELLANEOUS

    15.1 MANNER OF PAYMENTS.

         (a) PAYMENTS ON NONBUSINESS DAYS. Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event shall occur or such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

         (b) PAYMENTS. All payments and prepayments to be made by Borrower shall be made to Agent when due, at Agent's office as may be designated by Agent, without offsets or counterclaims for any amounts claimed by Borrower to be due from Agent or Banks, in the currency advanced, and in immediately available funds.

         (c) TIMING OF PAYMENTS. All payments and prepayments to be made by Borrower shall be made to Banks care of Agent, no later than 12:00 noon on the date when due (with payments received after 12:00 noon to be deemed received on the following Business Day), at Agent's office as may be designated by Agent, without offsets or counterclaims for any amounts claimed by Borrower to be due from any Bank, in the currency which was advanced to Borrower and in immediately available funds. Notwithstanding the foregoing, payments due under the Swing Line may be made until 3:30 p.m.

         (d) APPLICATION OF PAYMENTS. All payments made by Borrower shall be applied first against fees, expenses, and indemnities due; second, against interest due; and third, against principal, with Agent having the obligation, after a Default which is continuing, to apply any payments or collections received against the Obligations owing to the Banks in accordance with their respective Pro Rata Shares. Except for payments made by Borrower to Agent for fees and indemnities due Agent, or payments made with regard to Swing Line Advances or Letters of Credit in which no Bank has been called upon to purchase a participation pursuant to Article 5, all payments made by Borrower shall be deemed to be made to Agent, as agent for Banks in accordance with each Bank's Pro Rata Share, and shall be distributed by Agent to Banks according to their respective Pro Rata Share; PROVIDED, that while Agent will make a good faith effort to make such remittances on the same Business Day as received, if payments are received from Borrower after 12:00 noon, and if it is not practicable for Agent to make same-day remittances to the Banks, then Agent shall not be obligated to remit funds to the Banks until the next Business Day, along with interest at the Fed Funds Rate.
    Any such payments which are received by a Bank shall be delivered immediately by such Bank to Agent for distribution to Banks in accordance with this subsection.

         (e) RECORDING OF PAYMENTS. Agent is authorized to record on a schedule or computer-generated statement the date and amount of each Advance and Swing Line Advance, all conversions between interest rate options, and all payments of principal and interest. All such schedules or statements shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded.

         (f) ANTICIPATORY PAYMENTS. Agent shall have the right (but not the obligation), if it reasonably anticipates receipt of payment from Borrower but has not actually received such payment, to forward payment to each Bank of its respective Pro Rata Share; PROVIDED, that if Borrower fails within one Business Day to make such payment, each Bank shall, immediately upon the demand of Agent, return such funds to Agent.

         (g) PAYMENTS PURSUANT TO ADVANCES. If an Advance is repaid by means of a new Advance in a like amount, Agent shall credit such new Advance directly to repayment of the maturing Advance, and no funds shall be transferred to or from Banks.

         (h) MULTICURRENCY ADVANCES. If a Multicurrency Advance is not repaid on the date when due, Borrower shall indemnify Agent and all Banks for all costs, expenses, and interest incurred by Agent and each such Bank in covering any foreign exchange contracts and hedges entered into by such parties with regard to such Multicurrency Advance.

    15.2 NOTICES. Agent may make Advances and conversions between interest rates, and Seafirst shall make Swing Line Advances, based on telephonic, telex, and oral requests made by any Person whom Agent in good faith believes to be authorized to act on behalf of Borrower. All other notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing and shall be deemed received the earlier of when actually received, or two days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:

AGENT:                                  BORROWER:

SEAFIRST BANK                           PHYSIO-CONTROL CORPORATION
Seafirst Agency Services                11811 Willows Road Northeast
701 Fifth Avenue, 16th Floor            Redmond, WA  98073-9706
Seattle, WA  98104                      Attention:  Joseph J. Caffarelli
Attention:  Ken Puro


BANKS:

SEAFIRST BANK                           MELLON BANK, N.A.
Metropolitan Wholesale, Team 1          Western Region
701 Fifth Avenue, 13th Floor            400 South Hope Street, 5th Floor
Seattle, Washington  98104              Los Angeles, California  90071-2806
Attention:  Michael Collum              Attention:  Susan A. Dalton

    15.3 DOCUMENTATION AND ADMINISTRATION EXPENSES. Borrower shall pay, reimburse, and indemnify Agent and Banks for all of Agent's and Banks' reasonable costs and expenses, including, without limitation, all accounting, appraisal, and report preparation fees or expenses, all attorneys' fees (including the allocated cost of in-house counsel), legal expenses, and recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Banks; PROVIDED, that Borrower shall pay no more than $3,000 in legal fees for the initial documentation of the facilities evidenced by this Agreement. Borrower acknowledges that any legal counsel retained or employed by Agent or Banks acts solely on the Agent's and Banks' behalf and not on Borrower's behalf, despite Borrower's obligation to reimburse Agent and Banks for the cost of such legal counsel, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

    15.4 COLLECTION EXPENSES. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

    15.5 WAIVER. No failure to exercise and no delay in exercising, on the part of Agent or Banks, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Agent or Banks of any Default shall constitute a waiver of Agent's and Banks' right to declare a subsequent similar failure or event to be a Default.

    15.6 ASSIGNMENT. This Agreement is made expressly for the sole benefit of Borrower and for the protection of Agent and Banks and their respective successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Agent and Banks. Upon any assignment, the assigning Bank shall pay Agent an assignment fee of $2,500. Either Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other financial institution (a "Participant") all or any part of its obligations under the Letters of Credit and its rights under this Agreement and the Loan Documents, with assignments only to be made with the consent of Borrower, which shall not be unreasonably withheld. Participations may be sold without the consent of Borrower, PROVIDED that any voting rights of such participants shall be limited to matters of principal amount, interest rates, fees, payment dates, release of any Collateral or any guarantors, and extensions of the Termination Date or other maturities. Banks acknowledge and agree that any such disposition will not alter or affect such Bank's direct obligations under this Agreement and under the Letters of Credit and its participation therein. Borrower acknowledges that any such Participant will become an owner PRO RATA of the Obligations, and Borrower waives any right it may have to setoff the Obligations against any claims or counterclaims it may have against the Bank selling such participation. Assignments by Banks, as opposed to participations, must be in minimum amounts of $5,000,000, and may only be made with the prior written consent of Borrower and Agent. It is the intention of the parties that Borrower's obligation to pay or reimburse expenses will not be increased because of an assignment or the creation or transfer of a participation interest. Notwithstanding anything in this Agreement to the contrary, Borrower shall not be required to pay or reimburse Agent or Banks for any fees, costs, or expenses, including attorneys' fees, relating to the creation or transfer of any assignment or participation interest. Neither shall Borrower be required to pay or reimburse Agent or Banks for any documentation and administration expenses incurred by an assignee or Participant except to the extent that such expenses are in lieu of, and not in addition to, expenses incurred by Seafirst or Mellon.

    15.7 MERGER. The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Agent's and Banks' entire agreement with Borrower with regard to the Revolving Loan, the Swing Line, and the Letters of Credit, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of either Agent, any Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 15.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

    15.8 AMENDMENTS. Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Agreement or any other Loan Document shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given. Banks authorize Agent (i) to make the following amendments only upon the prior written consent of all Banks:

         (a) increase the Credit Limit or the maximum amounts permitted for the Swing Line or issuance of Letters of Credit;

         (b)  extend the Termination Date;

         (c) release any guaranty of the Obligations, or release any Collateral;

         (d) reduce the principal, interest, or interest rate on the Revolving Loan or Swing Line, or the issuance fees charged with regard to Letters of Credit, or fees otherwise accruing under this Agreement, from that otherwise required under this Agreement; or

         (e) postpone the date fixed for payment of any principal, interest, or fees;

and (ii) to waive, change, or release Borrower from any affirmative or negative covenant under this Agreement only upon the prior written consent of Majority Banks. Seafirst shall not make Swing Line Advances after the occurrence of and during the continuance of a Default without the consent of all Banks.

    15.9 CONSTRUCTION. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

    15.10 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures to such counterparts were upon the same instrument. This Agreement shall become effective when Agent shall have received counterparts of the Agreement signed by all of the parties to the Agreement.

DATED June 3, 1997.

BORROWER:                                 AGENT:

PHYSIO-CONTROL CORPORATION                SEAFIRST BANK




By                                        By
  --------------------------------          ------------------------------

Title                                     Title
     -----------------------------             ---------------------------


By
  --------------------------------

Title
     -----------------------------

BANKS:

SEAFIRST BANK                             MELLON BANK, N.A.




By                                        By
  --------------------------------          ------------------------------

Title                                     Title
     -----------------------------             ---------------------------

                              CONSENT OF GUARANTOR

    The undersigned Guarantor acknowledges receipt of a copy of the above Agreement, consents to its contents, and agrees to comply with the covenants of Sections 11.2 through 11.14 thereof. By submitting each of the financial statements required by Subsection 11.5(a) and 11.5(b), Guarantor is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the consolidated financial condition of Guarantor as of the date of such statement; (b) such statement discloses all liabilities of Guarantor that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of the date of execution of this Agreement, there has been no adverse change in Guarantor's financial condition since preparation of the last such financial statements delivered to Banks which would materially impair Guarantor's ability to honor Guarantor's guaranty of the Obligations. Guarantor hereby adopts and repeats, as to Guarantor, all representations and warranties made by Borrower as to Borrower in Article 10 of the above Agreement.

DATED June 3, 1997.


                                   GUARANTOR:

                                   PHYSIO-CONTROL INTERNATIONAL
                                   CORPORATION




                                   By
                                     --------------------------------

                                   Title
                                        -----------------------------


                                   By
                                     --------------------------------

                                   Title
                                        -----------------------------

                          EXHIBIT 1 TO CREDIT AGREEMENT

                               PREPAYMENT FEES

    If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

    The amount of the prepayment fee depends on the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.
(2) A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).
(3) The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

           DEFINITION OF PREPAYMENT REFERENCE RATE FOR VARIABLE RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of last repricing and a new Initial Prepayment Reference Rate shall be assigned at each subsequent repricing. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of prepayment.

             DEFINITION OF PREPAYMENT REFERENCE RATE FOR FIXED RATE LOANS

The "Prepayment Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time the loan was made. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at time of prepayment.

The Prepayment Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Prepayment Reference Rate) or the day of prepayment (Final Prepayment Reference Rate).

                            CALCULATION OF PREPAYMENT FEE

If the Initial Prepayment Reference Rate is less than or equal to the Final Prepayment Reference Rate, there is no prepayment fee.

If the Initial Prepayment Reference Rate is greater than the Final Prepayment Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Prepayment Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.

                        EXAMPLE OF PREPAYMENT FEE CALCULATION

VARIABLE RATE LOAN: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Prepayment Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Prepayment Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

       Prepayment Fee = (0.07 - 0.065) x (0.31) x ($250,000) = $387.50

FIXED RATE LOAN: An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Prepayment Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Prepayment Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

       Prepayment Fee = (0.09 - 0.075) x (1.3) x ($250,000) = $4,875

                          PREPAYMENT FEE FACTOR SCHEDULE


                           TABLE I: FULLY AMORTIZING LOANS


Proportion of Remaining
Principal Amount Being Prepaid                  Months Remaining To Maturity/Repricing(1)
--------------------------------------------------------------------------------------------------------------------------
             0     3      6      9      12        24        36        48        60        84       120      240      360
--------------------------------------------------------------------------------------------------------------------------
90-100%      0     .21    .36    .52    .67       1.3       1.9       2.5       3.1       4.3      5.9      10.3     13.1
60-89%       0     .24    .44    .63    .83       1.6       2.4       3.1       3.9       5.4      7.5      13.2     17.0
30-59%       0     .28    .53    .78    1.02      2.0       3.0       4.0       5.0       7.0      9.9      18.5     24.4
0-29%        0     .31    .63    .92    1.22      2.4       3.7       5.0       6.3       9.0      13.4     28.3     41.8

                                TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS



Proportion of Remaining Principal
Amount Being Prepaid                            Months Remaining To Maturity/Repricing(1)
--------------------------------------------------------------------------------------------------------------------------
             0     3      6      9      12        24        36        48        60        84       120      240      360
--------------------------------------------------------------------------------------------------------------------------
90-100%      0     .26    .49    .71    .94       1.8       2.7       3.4       4.2       5.6      7.4      11.6     14.0
60-89%       0     .30    .59    .86    1.15      2.2       3.3       4.3       5.3       7.1      9.4      15.0     18.1
30-59%       0     .31    .63    .95    1.27      2.6       3.9       5.3       6.6       9.1      12.6     21.2     26.2
0-29%        0     .31    .63    .95    1.27      2.6       4.0       5.4       7.0       10.2     15.7     33.4     46.0

                                  TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining Principal
Amount Being Prepaid                            Months Remaining To Maturity/Repricing(1)
--------------------------------------------------------------------------------------------------------------------------
             0     3      6      9      12        24        36        48        60        84       120      240      360
--------------------------------------------------------------------------------------------------------------------------
0-100%       0     .31    .61    .91    1.21      2.3       3.4       4.4       5.3       6.9      8.9      13.0     14.8

(1) For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.

                            EXHIBIT 2 TO CREDIT AGREEMENT

                        FORM OF MULTICURRENCY BORROWING NOTICE

To:   Seafirst Agency Services
      701 Fifth Ave., 16th Floor
      Seattle, Washington  98104
      Attention:
                -----------------------
      Phone:    (206) 358-0078
      Fax:      (206) 358-0971

      BORROWING INSTRUCTIONS:

      Date of Borrowing:
                                                    ----------------------------
      Specify New Advance or Rollover:
                                                    ----------------------------
      Currency Type:
                                                    ----------------------------
      Amount requested (in applicable currency):
                                                    ----------------------------
      Interest Period:
                                                    ----------------------------

      WIRE INSTRUCTIONS:

      Bank Name:
                                                    ----------------------------
      Swift Code:
                                                    ----------------------------
      Account Name:
                                                    ----------------------------
      Account Number:
                                                    ----------------------------
      Attention:
                                                    ----------------------------
      Phone Number:
                                                    ----------------------------


    Borrower hereby represents and warrants to Banks that as of the date hereof (a) the statements set forth in Article 10 of the Credit Agreement dated June 3, 1997, among Physio-Control Corporation, Bank of America National Trust and Savings Association, doing business as Seafirst Bank as Agent, and Bank of America National Trust and Savings Association, doing business as Seafirst Bank, and Mellon Bank, N.A., as Banks (the "Credit Agreement") are true and correct; and (b) no Default (as defined in the Credit Agreement) has occurred and is continuing or will result from disbursement of the requested Advance.

    DATED:                                       .
           --------------------------------------

                                       PHYSIO-CONTROL CORPORATION



                                       By
                                         --------------------------------

                                       Title
                                            -----------------------------

                            EXHIBIT 3 TO CREDIT AGREEMENT

                          FORM OF PARTICIPATION CERTIFICATE


$                                                    Date:
 ----------------------                                    ---------------------

    Bank of America National Trust and Savings Association, a national banking association, doing business as Seafirst Bank (the "Issuing Bank"), for and in consideration of the mutual covenants and agreements of the Issuing Bank and Mellon Bank, N.A. (the "Participating Bank") set forth in that certain Credit Agreement dated June 3, 1997 ("Credit Agreement") among Physio-Control Corporation ("Borrower"), the Issuing Bank, and the Participating Bank, hereby assigns to Participating Bank a 50% interest (the "Participation Interest") in all of its rights and obligations under the following letters of credit issued by the Issuing Bank for the account of Borrower, including all rights of the Issuing Bank relating thereto under the Credit Agreement and any L/C Agreement:


    ---------------------------------------------------------------------------

    Such Participation Interest is equal to $                                  .
                                             ----------------------------------

    All capitalized terms used in this certificate and not otherwise defined shall have the meaning given in the Credit Agreement.

    The Participation Interest granted hereby and the respective rights and duties of the Issuing Bank and the Participating Bank are governed by the terms of the Credit Agreement referred to above.

    Dated as of the date first set forth above.


                                                 SEAFIRST BANK



                                                 By
                                                   --------------------------

                                                 Title
                                                      -----------------------

                            EXHIBIT 4 TO CREDIT AGREEMENT

               [Form of Certificate to be sent with financial reports]

[Date]

Seafirst Bank
Seafirst Agency Services
701 Fifth Avenue, 16th Floor
Seattle, WA  98104
Attention:  Ken Puro

Re:  Certificate of Chief Financial Officer

Ladies and Gentlemen:

With respect to that certain Credit Agreement between Physio-Control Corporation ("Borrower") and Physio-Control International Corporation ("Guarantor"), Bank of America National Trust and Savings Association, doing business as Seafirst Bank as Agent, and Bank of America National Trust and Savings Association, doing business as Seafirst Bank, and Mellon Bank, N.A., as Banks, dated June 3, 1997 (the "Credit Agreement"), we hereby represent to you the following (capitalized terms used in this certificate shall have the same meaning as in the Credit Agreement):

1. Enclosed are financial statements dated as of _________________________ required by Section 11.5 of the Credit Agreement.

2. As of the date of such financial statements, Guarantor's Tangible Net Worth is $________________________.

3. As of the date of such financial statements, Guarantor's ratio of Debt to Tangible Net Worth is ________________________.

4. As of the date of such financial statements, Guarantor's Fixed Charge Coverage Ratio is ________________________.

5. As of the date of such financial statements, the following entities constitute all of Guarantor's Material Subsidiaries:______________________
    __________________________________________________________________________.

6. Such financial statements are complete and correct, fairly present, without qualification, the financial condition of Guarantor for such period, and are prepared in accordance with GAAP.

7. No Default exists, nor any event which, with lapse of time or upon the giving of notice, would constitute a Default under the Credit Agreement.

Sincerely,

PHYSIO-CONTROL INTERNATIONAL CORPORATION




By
  ------------------------------------
   Chief Financial Officer

                            EXHIBIT 5 TO CREDIT AGREEMENT

                           FORM OF SUBSIDIARY'S CERTIFICATE


    The undersigned corporation, which is a corporation organized under the laws of the state of _________________________________ (the "Company"), and
which is a "Material Subsidiary" as such term is defined in the Credit Agreement dated June 3, 1997 ("Credit Agreement"), among Physio-Control Corporation ("Borrower"), Bank of America National Trust and Savings Association, doing business as Seafirst Bank, a national banking association, as agent ("Agent"), and Seafirst Bank and Mellon Bank, N.A. as "Banks," makes this certificate with respect to the Credit Agreement. Terms defined in the Credit Agreement have the same meaning when used in this certificate. The Company acknowledges that it is a Material Subsidiary, and hereby adopts and repeats, as to itself and as of the date of this certificate, all representations and warranties made by Borrower as to Borrower in Article 10 of the Credit Agreement; and agrees to comply with, as to the Company, all the covenants made by Borrower as to Borrower in Articles 11 and 12 of the Credit Agreement.

    DATED                          , 199    .
          -------------------------     ----

                                              COMPANY:

                                              ----------------------------




                                              By
                                                --------------------------

                                              Title
                                                   -----------------------